Exhibit 99.1

SMART Global Holdings Announces Pricing of Upsized Private Offering of $220 Million Convertible Notes

NEWARK, Calif., Feb. 7, 2020 (GLOBE NEWSWIRE) — SMART Global Holdings, Inc. (“SMART” or the “Company”) (Nasdaq: SGH), parent company of SMART Modular Technologies, Inc., today announced the pricing of $220 million in aggregate principal amount of convertible senior notes due 2026 (the “Notes”) to be offered and sold to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $200 million. The Company has granted the initial purchasers an option to purchase up to an additional $30 million principal amount of Notes. The offering is expected to close on or about February 11, 2020, subject to customary closing conditions.

SMART estimates that the net proceeds from the offering of the Notes will be approximately $213.0 million (or approximately $242.1 million if the initial purchasers fully exercise their option to purchase additional Notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by SMART. SMART expects to use, together with cash on hand, (1) approximately $208.3 million of the net proceeds from this offering to repay in full all outstanding principal balances, and to pay the associated prepayment premiums, accrued and unpaid interest and related fees and expenses, of the term loans under the Second Amended and Restated Credit Agreement, dated as of August 9, 2017, among certain of SMART’s subsidiaries and the other parties thereto, (2) approximately $19.2 million of the net proceeds to pay the cost of the capped call transactions described below, and (3) any remaining net proceeds for general corporate purposes, including, but not limited to, working capital, capital expenditures and potentially repurchases of SMART’s ordinary shares.

The Notes will be senior, unsecured obligations of the Company and will accrue interest at a rate of 2.25% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2020. The Notes will mature on August 15, 2026, unless earlier converted, redeemed or repurchased. Prior to August 15, 2025, the Notes will be convertible at the option of the holders only upon satisfaction of certain conditions and during certain periods. On or after August 15, 2025, the Notes will be convertible at the option of the holders at any time prior to the close of business on the second scheduled trading day immediately before the maturity date. Upon conversion, the Notes may be settled in cash, ordinary shares of the Company or a combination of cash and ordinary shares, at the Company’s election. The initial conversion rate of the Notes is 24.6252 ordinary shares per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $40.61 per share and represents a conversion premium of approximately 27.5% above the closing price of the Company’s ordinary shares on February 6, 2020, which was $31.85 per share). The conversion rate is subject to adjustment upon the occurrence of certain events.

In connection with the pricing of the Notes, the Company has entered into privately negotiated capped call transactions with certain of the initial purchasers or their affiliates and another financial institution (the “Option Counterparties”). These transactions, and any additional capped call transactions entered into in the event that the initial purchasers exercise their option to purchase additional Notes, are expected generally to reduce the potential economic dilution to holders of ordinary shares of the Company upon conversion of the Notes, with such reduction subject to a cap based on the cap price of the capped call transactions. The cap price of the capped call transactions will initially be $54.1450 per share, which represents an approximately 70% premium over the closing price of the Company’s shares on February 6, 2020, and is subject to certain adjustments under the terms of the capped call transactions. The Company will only be entitled to receive cash upon settlement, cancellation or termination of the capped call transactions until it has obtained shareholder approval to receive shares in connection with the settlement, cancellation or termination of the capped call transactions. If the initial purchasers exercise their option to purchase additional Notes, the Company expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions.

SMART has been advised that, in connection with establishing their initial hedge positions with respect to the capped call transactions, the Option Counterparties and/or their respective affiliates expect to purchase the ordinary shares and/or enter into various derivative transactions with respect to the ordinary shares concurrently with, or shortly after, the pricing of the Notes. These hedging activities could increase (or reduce the size of any decrease in) the market price of the ordinary shares or the Notes at that time. In addition, the Option Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the ordinary shares and/or purchasing or selling the ordinary shares or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of Notes). This activity could also cause or avoid an increase or a decrease in the market price of the ordinary shares or the Notes, which could affect the ability of holders to convert their Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of ordinary shares and value of the consideration that holders will receive upon conversion of their Notes.

The offer and sale of the Notes and the ordinary shares issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities, in the United States or elsewhere, and shall not constitute an offer, solicitation or sale of the Notes or ordinary shares of the Company in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About SMART Global Holdings

The SMART lines of business are leading designers and manufacturers of electronic products focused on memory and computing technology areas. The Company specializes in application specific product development and support for customers in enterprise, government and OEM sales channels. Customers rely on SMART as a strategic supplier with top tier customer service, product quality, and technical support with engineering, sales, manufacturing, supply chain and logistics capabilities worldwide. The Company targets customers in markets such as communications, storage, networking, mobile, industrial automation, industrial internet of things, government, military, edge computing and high performance computing. SMART operates in three primary product areas: specialty memory products, Brazil products and specialty compute and storage solutions.

Forward-Looking Statements

This release contains “forward-looking statements,” including among other things, statements regarding the proposed terms of the Notes and the capped call transactions, the completion, timing and size of the proposed offering and capped call transactions and the anticipated use of proceeds from the offering. These statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including but not limited to: economic and market conditions, whether the offering will be consummated and whether the capped call transactions will become effective. These risks and uncertainties are not the only ones that SMART faces and for more information on additional risks and uncertainties, please see the section entitled “Risk Factors” in SMART’s Annual Report on Form 10-K for the fiscal year ended August 30, 2019 filed with the Securities and Exchange Commission and the offering memorandum. SMART and its subsidiaries operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for SMART to predict all risks, nor can it assess the impact of all factors on SMART or its subsidiaries’ results, or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements SMART may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results. We make these forward-looking statements based upon information available on the date of this press release, and we expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information or otherwise, except as required by law.

For further information, please contact:

Suzanne Schmidt

Investor Relations for SMART Global Holdings, Inc.

(510) 360-8596

ir@smartm.com

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